Exhibit 10.5

EXECUTION VERSION

SECOND AMENDMENT AND CONSENT TO REIMBURSEMENT AGREEMENT

THIS SECOND AMENDMENT AND CONSENT TO REIMBURSEMENT AGREEMENT, dated as of March 5, 2013 (this “Second Amendment”), is entered into by and among Endeavour International Corporation, a Nevada corporation (“Holdings”), Endeavour Energy UK Limited, a United Kingdom private limited company (the “Payer”), New Pearl SA, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 40 avenue Monterey, L-2163 Luxembourg and registered with the Luxembourg trade and companies register under number B.169.461 (“Payee”), and Cyan Partners, LP, as Collateral Agent (in such capacity, the “Collateral Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Reimbursement Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Holdings, the Payer, the Payee, and the Collateral Agent are parties to the Reimbursement Agreement dated as of May 31, 2012 (as amended by the First Amendment to Reimbursement Agreement dated as of October 10, 2012, as the same may be further amended, restated, supplemented and/or otherwise modified from time to time, the “Reimbursement Agreement”);

WHEREAS, subject to the terms and conditions of this Second Amendment, the parties hereto wish to amend the Reimbursement Agreement as herein provided;

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Reimbursement Agreement Amendments.

The Reimbursement Agreement is hereby amended to incorporate the changes reflected in the redline version of the Reimbursement Agreement attached hereto as Annex I.

Section 2. Consent to Production Payment Transaction.

(a) The Payer will enter into a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with END PP Holdings LLC (together with any successors and assigns, the “Purchaser”) and a Deed of Grant of a Production Payment (the “Deed of Grant”) with the Purchaser pursuant to which the Payer will agree, subject to certain conditions (i) to grant a production payment in an amount not to exceed $125,000,000 over certain interests in its Oil and Gas Properties (the “Production Payment Sale”) to the Purchaser and (ii) together with Holdings and its Subsidiary Guarantors, to grant liens on their respective assets to secure EEUK’s obligations under the Deed of Grant (the “Production Payment Liens” and, collectively with the Production Payment Sale, the “Production Payment Transaction”). The Payer has informed the

Payee and the Collateral Agent that the Production Payment Transaction may be prohibited by the Reimbursement Agreement, including the provisions of Sections 8.01 and 8.02 thereof and hereby requests that the Payee and the Collateral Agent consent to the Production Payment Transaction.

(b) Notwithstanding anything to the contrary contained in Sections 8.01, 8.02, or any other provision of the Reimbursement Agreement, the Payee and the Collateral Agent hereby consent to the Production Payment Transaction, and the grant by Holdings, the Payer and the Subsidiary Guarantors of Liens on their respective assets to secure the Payer’s obligations under the Deed of Grant. In connection with the foregoing consent, the Payee hereby directs the Collateral Agent to enter into an intercreditor agreement in the form attached as Exhibit A and amendments thereto to effect the relative rights of the Secured Creditors and the Purchaser with respect to the Liens securing the Collateral as contemplated therein, and the Production Payment Transaction shall be permitted under the Reimbursement Agreement as of the Second Amendment Effective Date.

Section 3. Consent to Extension of Letters of Credit.

(a) Pursuant to Section 8.14 of the Reimbursement Agreement, the Payee hereby consents to the extension of the term of any Letter of Credit to a date not later than December 31, 2014 and confirms that it will countersign by way of agreement the instructions given by the Payer to the LC Bank for such extension in accordance with Section 3(b) of this Second Amendment.

(b) The Payer hereby agrees that it will, in its capacity as the LC Party, instruct the LC Bank to extend the term of the Letters of Credit to a date not later than December 31, 2014.

Section 4. Miscellaneous Provisions.

(a) In order to induce the Payee and the Collateral Agent to enter into this Second Amendment, each of Holdings and the Payer hereby represents and warrants that:

(i) all of the representations and warranties contained in the Reimbursement Documents are true and correct in all material respects both before and immediately after giving effect to the Second Amendment Effective Date (as defined below), with the same effect as though such representations and warranties had been made on and as of Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date); and

(ii) no Default or Event of Default exists before or immediately after giving effect to the amendments set forth in this Second Amendment on the Second Amendment Effective Date.

(b) This Second Amendment is limited as specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Reimbursement Documents, all of which other provisions are hereby ratified and confirmed and are in full force and effect.

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(c) This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (including by way of facsimile or other electronic transmission) shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Payer and the Collateral Agent.

(d) THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS RULES AND PRINCIPLES THEREUNDER OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(e) In consideration of the Collateral Agent’s execution of this Second Amendment, each party hereto unconditionally and irrevocably acquits and fully forever releases and discharges the Collateral Agent and all its affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders and its respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such party hereto ever had or now has against any of the Releasees and which has arisen at any time prior to the date hereof out of this Second Amendment, the Reimbursement Agreement, the Security Documents or any other related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”) (but in each case referred to in this Section 4(e), excluding any claims, demands, causes of actions, obligations, remedies, suits, damages or liabilities to the extent same occurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). Each party hereto covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

(f) This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) Holdings, the Payer, the Collateral Agent and the Payee shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Daniela Krinshpun (facsimile number: 212-354-8113 / e-mail address: daniela.krinshpun@whitecase.com);

(ii) the requisite lenders under the Payee Loan Agreement shall have consented to this Second Amendment and the transactions contemplated hereby; and

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(iii) the Payer shall have paid (a) to the Collateral Agent and the Payee all fees and reasonable and documented out-of-pocket expenses owing to it in connection with this Second Amendment and shall have reimbursed the Collateral Agent and Payee for all reasonable and documented out-of pocket legal expenses of White & Case LLP incurred in connection with the Reimbursement Agreement (including, without limitation, in connection with this Second Amendment) and invoiced on or before the date hereof, (b) any other fees then due and payable in connecton with this Second Amendment, (c) to the Payee, on behalf of each lender (each, a “Consenting Lender”) that delivers to the administrative agent (or its counsel) under the Payee Loan Agreement an executed counterpart of the First Amendment to Credit Agreement, dated as of March 5, 2013 (the “Payee Loan First Amendment”), by and among the Payee, the lenders party thereto and the administrative agent thereunder, a non-refundable cash consent fee (the “Consent Fee”) in Dollars in an amount equal to 50 basis points (0.50%) of the aggregate amount of term loans of all such Consenting Lenders, and (d) to the Payee, on behalf of each Consenting Lender that elects to have all or a portion of its term loans converted into extended term loans pursuant ot the Payee Loan First Amendment, a non-refundable cash fee (the “Upfront Fee”) in Dollars in an amount equal to 125 basis points (1.25%) of the aggregate amount of such Consenting Lender’s existing term loans being extended pursuant to the Payee Loan First Amendment.

(g) From and after the Second Amendment Effective Date, all references in each Reimbursement Document to the “Reimbursement Agreement” shall be deemed to be references to the Reimbursement Agreement as modified hereby.

(h) After the execution and delivery to the Collateral Agent of a fully executed copy of this Second Amendment by the parties hereto, this Second Amendment may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Reimbursement Documents pursuant to Section 11.09 of the Reimbursement Agreement.

(i) The Payer agrees that any failure to pay any fee payable by it to the Payee or the Collateral Agent in connection with this Amendment within one Business Day after the Second Amendment Effective Date shall constitute an immediate Event of Default under the Reimbursement Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment and Consent to Reimbursement Agreement to be duly executed and delivered as of the date first above written.

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ Catherine Stubbs
Name: Catherine Stubbs
Title: Authorized Signatory

Signature Page to Second Amendment

ENDEAVOUR ENERGY UK LIMITED

By:	/s/ Catherine Stubbs
Name: Catherine Stubbs
Title: Director

Signature Page to Second Amendment

CYAN PARTNERS, LP, as Collateral Agent

By:	/s/ Jonathan Tunis
Name:
Title:

Signature Page to Second Amendment

NEW PEARL SA, As Payee

By:	/s/ Onno Bouwmeister /s/ Peter Van Opstal
Name: Onno Bouwmeister Peter Van Opstal
Title: Lux Business Management S.à.r.l.

Signature Page to Second Amendment

ANNEX I

Redline Version of Reimbursement Agreement

EXHIBIT A

Form of Intercreditor Agreement